UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Park Place Corporate Center One,

1000 Commerce Drive, Suite 400,

Pittsburgh, PA, 15275-1011

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Class E Cumulative Redeemable Perpetual Preferred Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-192464

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 8.25% Class E Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”), representing preferred limited partner interests in Atlas Pipeline Partners, L.P. (the “Registrant”), is set forth under the captions “Description of Class E Preferred Units” and “Material Tax Considerations” in the Registrant’s prospectus supplement dated March 12, 2014 and the base prospectus dated November 20, 2013, as filed by the Registrant with the Securities and Exchange Commission on March 14, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-192464), which description is incorporated herein by reference. The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.

1	Registration Statement on Form S-3 (Registration No. 333-192464), initially filed with the Securities and Exchange Commission on November 20, 2013 (incorporated herein by reference).

2(a)	Certificate of Limited Partnership (1)

2(b)	Amendment to Certificate of Limited Partnership (2)

3(a)	Second Amended and Restated Agreement of Limited Partnership (3)

3(b)	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership (4)

3(c)	Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership (5)

3(d)	Amendment No. 3 to Second Amended and Restated Agreement of Limited Partnership (6)

3(e)	Amendment No. 4 to Second Amended and Restated Agreement of Limited Partnership (7)

3(f)	Amendment No. 5 to Second Amended and Restated Agreement of Limited Partnership (8)

3(g)	Amendment No. 6 to Second Amended and Restated Agreement of Limited Partnership (9)

3(h)	Amendment No. 7 to Second Amended and Restated Agreement of Limited Partnership (10)

3(i)	Amendment No. 8 to Second Amended and Restated Agreement of Limited Partnership (11)

3(j)	Amendment No. 9 to Second Amended and Restated Agreement of Limited Partnership (12)

3(k)	Amendment No. 10 to Second Amended and Restated Agreement of Limited Partnership (13)

3(j)	Amendment No. 11 to Second Amended and Restated Agreement of Limited Partnership (14)

4	Certificate of Designation for 8.25% Class E Cumulative Redeemable Perpetual Preferred Units (14)

5	Form of Unit Certificate for 8.25% Class E Cumulative Redeemable Perpetual Preferred Units (included as Exhibit A to Exhibit 4 hereto)

(1)	Previously filed as an exhibit to registration statement on Form S-1 (Registration No. 333-85193).
(2)	Previously filed as an exhibit to current report on Form 8-K on December 13, 2011.
(3)	Previously filed as an exhibit to registration statement on Form S-3 on April 2, 2004 (Registration No. 333-113523)
(4)	Previously filed as an exhibit to quarterly report on Form 10-Q for the quarter ended June 30, 2007.
(5)	Previously filed as an exhibit to current report on Form 8-K on July 30, 2007.
(6)	Previously filed as an exhibit to current report on Form 8-K on January 8, 2008.
(7)	Previously filed as an exhibit to current report on Form 8-K on June 16, 2008.
(8)	Previously filed as an exhibit to current report on Form 8-K on January 6, 2009.
(9)	Previously filed as an exhibit to current report on Form 8-K on April 3, 2009.
(10)	Previously filed as an exhibit to current report on Form 8-K on April 2, 2010.
(11)	Previously filed as an exhibit to current report on Form 8-K on July 7, 2010.
(12)	Previously filed as an exhibit to current report on Form 8-K on December 13, 2011.
(13)	Previously filed as an exhibit to current report on Form 8-K filed on May 8, 2013.
(14)	Previously filed as an exhibit to current report on Form 8-K filed on March 17, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 17, 2014

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Robert W. Karlovich III
Name: Robert W. Karlovich III
Title: Chief Financial Officer